EXHIBIT 99.1

Aptose to Present New CG-806 and APTO-253 Data at the 2019 AACR Annual Meeting

SAN DIEGO and TORONTO, Feb. 28, 2019 (GLOBE NEWSWIRE) -- Aptose Biosciences Inc. (“Aptose” or the “Company”) (NASDAQ: APTO, TSX: APS), a clinical-stage company developing highly differentiated therapeutics targeting the underlying mechanisms of cancer, today announced that preclinical data for CG-806, its first-in-class, highly potent oral small molecule pan-FLT3/pan-BTK inhibitor, and APTO-253, its MYC inhibitor, will be presented in two separate posters at the 2019 AACR Annual Meeting in Atlanta, GA.

CG-806 Poster Presentation Details:

CG-806, a pan-FLT3 / pan-BTK inhibitor, demonstrates superior potency against cells from IDH-1 mutant and other non-favorable risk groups of AML patients
Date & Time: Monday, April 1, 2019, 8:00 a.m. - 12:00 p.m.
Session Category: Experimental and Molecular Therapeutics
Session Title: Tyrosine Kinase and Phosphatase Inhibitors 1
Abstract Number: 1323
Location: Georgia World Congress Center, Exhibit Hall B, Poster Section 15

APTO-253 Poster Presentation Details:

Resistance to APTO-253 caused by internal deletion and alternate promoter usage of the MYC gene in malignant B cells
Date & Time: Monday, April 1, 2019, 1:00 p.m. - 5:00 p.m.
Session Category: Experimental and Molecular Therapeutics
Session Title: Drug Resistance 3
Abstract Number: 2096
Location: Georgia World Congress Center, Exhibit Hall B, Poster Section 15

All abstracts will be available on the AACR website, www.aacr.org, and published in the 2018 Proceedings of the AACR.

About CG-806
CG-806 is an oral, first-in-class pan-FLT3/pan-BTK multi-cluster kinase inhibitor. This small molecule, in-licensed from CrystalGenomics Inc. in Seoul S. Korea, demonstrates potent inhibition of wild type and all mutant forms of FLT3 (including internal tandem duplication, or ITD, and mutations of the receptor tyrosine kinase domain and gatekeeper region), cures animals of acute myeloid leukemia (AML) tumors in the absence of toxicity in murine xenograft models, and represents a potential best-in-class therapeutic for patients with AML. Likewise, CG-806 demonstrates potent, non-covalent inhibition of the wild type and Cys481Ser (C481S) mutant forms of the BTK enzyme, as well as other oncogenic kinase pathways operative in B cell malignancies, suggesting CG-806 may be developed for various B cell malignancy patients (including CLL, SLL, MCL, DLBCL and others) that are resistant/refractory/intolerant to covalent BTK inhibitors. Because CG-806 targets key kinases/pathways operative in malignancies derived from the bone marrow, it is in development for B cell cancers and AML.

About APTO-253
APTO-253 is a clinical-stage, small molecule, targeted therapeutic agent that inhibits expression of the MYC oncogene, leading to cell cycle arrest and programmed cell death (apoptosis) in human-derived solid tumor and hematologic cancer cells. The MYC oncogene is overexpressed in hematologic cancers, including acute myeloid leukemia (AML). Aptose researchers have reported the ability of APTO-253 to induce cell death, or apoptosis, in multiple blood cancer cell lines including AML, as well as in vitro synergy with various classes of conventional approved and investigational therapies for AML or myelodysplastic syndromes (MDS). New findings reveal that APTO-253 might also serve certain solid tumor patients with BRCA1/2 mutations, but without causing toxicity to the normal bone marrow functions.

About Aptose
Aptose Biosciences is a clinical-stage biotechnology company committed to developing personalized therapies addressing unmet medical needs in oncology, with an initial focus on hematology. The company's small molecule cancer therapeutics pipeline includes products designed to provide single agent efficacy and to enhance the efficacy of other anti-cancer therapies and regimens without overlapping toxicities. APTO-253, the only known clinical stage agent that directly targets the MYC oncogene and inhibits its expression, is in a Phase 1b clinical trial for the treatment of patients with relapsed or refractory acute myeloid leukemia (AML) or high risk MDS. CG-806 is an oral, first-in-class pan-FLT3/pan-BTK multi-cluster kinase inhibitor being developed to treat AML and certain B cell malignancies. For further information, please visit www.aptose.com.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of Canadian and U.S. securities laws, including, but not limited to, statements regarding the clinical potential and favorable properties of CG-806 and APTO-253, and statements relating to the Company’s plans, objectives, expectations and intentions and other statements including words such as “continue”, “expect”, “intend”, “will”, “should”, “would”, “may”, “potential” and other similar expressions. Such statements reflect our current views with respect to future events and are subject to risks and uncertainties and are necessarily based upon a number of estimates and assumptions that, while considered reasonable by us are inherently subject to significant business, economic, competitive, political and social uncertainties and contingencies. Many factors could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements described in this press release. Such factors could include, among others: our ability to obtain the capital required for research and operations; the inherent risks in early stage drug development including demonstrating efficacy; development time/cost and the regulatory approval process; the progress of our clinical trials; our ability to find and enter into agreements with potential partners; our ability to attract and retain key personnel; changing market and economic conditions; inability of new manufacturers to produce acceptable batches of GMP in sufficient quantities; unexpected manufacturing defects; and other risks detailed from time-to-time in our ongoing quarterly filings, annual information forms, annual reports and annual filings with Canadian securities regulators and the United States Securities and Exchange Commission.

Should one or more of these risks or uncertainties materialize, or should the assumptions set out in the section entitled "Risk Factors" in our filings with Canadian securities regulators and the United States Securities and Exchange Commission underlying those forward-looking statements prove incorrect, actual results may vary materially from those described herein. These forward-looking statements are made as of the date of this press release and we do not intend, and do not assume any obligation, to update these forward-looking statements, except as required by law. We cannot assure you that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Investors are cautioned that forward-looking statements are not guarantees of future performance and accordingly investors are cautioned not to put undue reliance on forward-looking statements due to the inherent uncertainty therein.

For further information, please contact:

Aptose Biosciences
Greg Chow
Senior Vice President, CFO
650-718-5028
gchow@aptose.com

SMP Communications
Susan Pietropaolo
201-923-2049
susan@smpcommunications.com

LifeSci Advisors, LLC
Daniel Ferry
Managing Director
617-535-7746
Daniel@lifesciadvisors.com